                                                                     EXHIBIT 4.4

                  EXHIBIT A TO PROMISSORY NOTE & LOAN AGREEMENT

NEITHER THIS WARRANT NOR THE STOCK FOR WHICH IT MAY BE EXERCISED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY OTHER FEDERAL OR STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS EXPRESSLY PROVIDED HEREIN.




                               [SAF-T-HAMMER LOGO]


                            SAF-T-HAMMER CORPORATION
                          COMMON STOCK PURCHASE WARRANT                 NO. CM-1


      This certifies that, for value received, Colton Melby ("Holder"), is entitled to subscribe for and purchase from Saf-T-Hammer Corporation, a Nevada corporation ("Company"), 7,094,500 shares, subject to adjustment as set forth in
ARTICLE II below ("Warrant Shares"), of Common Stock of the Company, par value $0.001 per share ("Common Stock"), at the exercise price of $0.40 per share for shares, which price is subject to adjustment as set forth in ARTICLE II below ("Exercise Price"), at any time and from time to time beginning on the date of this Warrant as set forth below ("Exercise Date"), and ending on the date that is six (6) years after the date of this Warrant ("Expiration Date"), upon written notice from the Holder to the Company ("Notice") and subject to the terms provided herein.

      This Warrant is subject to the following provisions, terms and conditions:


                                   ARTICLE I.

                         EXERCISE; RESERVATION OF SHARES

      Section 1.01 Warrant Exercise. The rights represented by this Warrant may be exercised by the Holder at any time and from time to time prior to the expiration of this Warrant, upon Notice, by the surrender at the principal office of the Company
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of this Warrant together with a duly executed subscription in the form annexed hereto as Exhibit A ("Subscription Form") and accompanied by payment, in certified or immediately available funds, of the Exercise Price for the number of Warrant Shares specified in the Subscription Form. The shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall be exercised as hereinabove provided. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant and the number of shares that shall be issued upon such exercise shall be rounded to the nearest whole share without the payment or receipt of any additional consideration.

      SECTION 1.02 NET ISSUANCE RIGHT. NOTWITHSTANDING THE PAYMENT PROVISIONS SET FORTH ABOVE, THE HOLDER MAY ELECT TO CONVERT THIS WARRANT INTO SHARES OF WARRANT SHARES BY SURRENDERING THIS WARRANT AT THE OFFICE OF THE COMPANY AND DELIVERING TO THE COMPANY THE NOTICE OF NET ISSUANCE EXERCISE ANNEXED AS EXHIBIT B DULY COMPLETED AND EXECUTED BY THE HOLDER, IN WHICH CASE THE COMPANY SHALL ISSUE TO THE HOLDER THE NUMBER OF SHARES OF WARRANT SHARES OF THE COMPANY EQUAL TO THE RESULT OBTAINED BY (A) SUBTRACTING B FROM A, (B) MULTIPLYING THE DIFFERENCE BY C, AND (C) DIVIDING THE PRODUCT BY A AS SET FORTH IN THE FOLLOWING
EQUATION:

                               X = (A - B) x C where:
                                   -----------
                                          A

            X  =  the number of shares of Warrant Shares issuable upon net issuance exercise pursuant to the provisions of this SECTION 1.02.

            A  =  the Fair Market Value (as defined below) of one share of the
                  Warrant Shares on the date of net issuance exercise.

            B  =  the Exercise Price for one share of the Warrant Shares under this Warrant.

            C  =  the number of shares of Warrant Shares as to which this
                  Warrant is exercisable pursuant to the provisions of SECTION 1.01.

If the foregoing calculation results in a negative number, then no shares of Warrant Shares shall be issued upon net issuance exercise pursuant to this
SECTION 1.02. "Fair Market Value" of one share of the Warrant Shares shall mean:

            (i) if the net issuance exercise is in connection with a transaction specified in Section 2.01, the value of the consideration (determined, in the case of noncash consideration, in good faith by the Company's Board of Directors) to be received pursuant to such transaction by the holder of one share of the Warrant Shares;

            (ii) if the Company's Common Stock is traded on an exchange or is quoted on the Nasdaq National Market, the average of the closing or last sale price reported for the five business days immediately preceding the date of net issuance exercise;

            (iii) if the Company's Common Stock is not traded on an exchange or on the Nasdaq National Market, but is traded in the over-the-counter market, the mean of the closing bid and asked prices reported for the five market days immediately preceding the date of net issuance exercise; and

            (iv) In all other cases, the fair value as determined in good faith by the Company's Board of Directors.

Upon net issuance exercise in accordance with this SECTION 1.02, the Holder shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Shares determined in accordance with the foregoing.

      Section 1.03 Certificates. Certificates for the shares purchased pursuant to SECTION 1.01 OR 1.02 shall be delivered to the Holder within ten (10) days after the rights represented by this Warrant shall have been so exercised, and a new Warrant in the name of the Holder representing the rights, if any, that shall not have been exercised prior to the Expiration Date with respect to this Warrant shall also be delivered to such Holder within such time, with such new Warrant to be identical in all other respects to this Warrant. The Holder shall for all purposes be deemed to have become the holder of record of the Warrant Shares on the date this Warrant was exercised (the date the Holder has fully complied with the requirements of SECTION 1.01 OR 1.02), irrespective of the date of delivery of the certificate or certificates representing the Warrant Shares; provided that, if the date such exercise is made is a date when the stock transfer books of the Company are closed, such
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person shall be deemed to have become the holder of record of the Warrant Shares at the close of business on the next succeeding date on which the stock transfer books are open. The term "Warrant," as used herein, includes any Warrants into which this Warrant may be divided or combined and any subsequent Warrants issued upon the transfer or exchange or reissuance upon loss hereof.

      Section 1.04 Company Covenants. The Company represents, warrants, covenants and agrees:

               (a) That all shares of Common Stock that may be issued upon exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof; and

               (b) That during the period the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue and delivery upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.


                                   ARTICLE II.

                                   ADJUSTMENTS

      Section 2.01 Adjustment Events.

               (a) Capital Events. If any reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation (in any instance, a "Capital Event") shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets (including cash) with respect to or in exchange for their Common Stock, then, as a condition of such Capital Event, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, an amount of such shares of stock, securities or assets (including cash) as may have been issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of
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      shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such Capital Event not taken place.

               (b) Preservation of Value. In the case of any Capital Event, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number of shares that may be issued upon exercise of this Warrant and the Exercise Price hereof) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets (including cash) thereafter deliverable upon the exercise of the rights represented hereby.

               (c) Obligation Expressly Assumed. The Company shall not effect any consolidation, merger or sale of all or substantially all of its assets, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation into or for the securities of which the previously outstanding stock of the Company shall be changed in connection with such consolidation or merger, or the corporation purchasing such assets, as the case may be, shall assume by written instrument executed and mailed or delivered to the registered Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder, upon exercise of this Warrant, such shares of stock, securities or assets (including cash) as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

      Section 2.02 Subdivision or Combination of Stock. In the event that the Company shall at any time subdivide or split its outstanding shares of Common Stock into a greater number of shares, the number of Warrant Shares subject to issuance upon exercise of this Warrant at the opening of business on the day upon which such subdivision becomes effective shall be proportionately increased. In the event that the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the number of shares subject to issuance upon exercise of this Warrant at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased. Any such increase or decrease, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination, as the case may be, becomes effective.

      Section 2.03 Stock Dividends. In the event that the Company shall at any time declare any dividend or distribution upon its Common Stock payable in stock, the number of Warrant Shares subject to issuance upon exercise of this Warrant shall be increased by the number (and the kind) of shares which would have been issued to the holder of this Warrant if this Warrant were exercised immediately prior to such dividend. Such increase shall become effective immediately after the opening of business on the day following the record date for such dividend or distribution.

      Section 2.04 Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares of the Company owned or held by or for the account of the Company.

      Section 2.05 Minimum Adjustment. No adjustment in the number of shares that may be issued upon exercise of this Warrant as provided in this Article II shall be required unless such adjustment would require an increase or decrease in such number of shares of at least one percent (1%) of the then adjusted number of shares of Common Stock that may be issued upon exercise of this Warrant; provided, however, that any such adjustments that by reason of the foregoing are not required to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment; and provided further, that if the Company shall at any time subdivide or combine the outstanding shares of Common Stock or issue additional shares of Common Stock as a dividend, said percentage shall forthwith be proportionately adjusted so as to appropriately reflect the same.

      Section 2.06 Adjustment of Exercise Price. Whenever the number of shares of Common Stock that may be issued upon exercise of this Warrant is adjusted, and effective at the time such adjustment is effective, as provided in Sections 2.01, 2.02 and 2.03 of this Article II, the Exercise Price shall be adjusted (to the nearest whole cent) by multiplying each such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock which may be issued upon the exercise of each such Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. The Company may retain a firm of independent certified public accountants (which may not be the regular accountants employed by the Company) to make any required computation, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

      Section 2.07 Adjustment to Exercise Price for Dilutive Issues.

               (a) In case the Company shall at any time or from to time prior to the expiration date issue any shares of Warrant Shares (other than shares issued in connection with a capital event or as a subdivision or stock split pursuant to Section 2.02 or 2.03) for a consideration per share that is less than the exercise price (the "Effective Price"), then on the date of such issue the exercise price shall be reduced to a price (calculated to the nearest cent) equal to the effective price. The effective price of additional shares of Common Stock shall mean the quotient determined by dividing the total number of additional shares of Common Stock issued or sold (or under Section 2.07(b) deemed to have been issued or sold) into the aggregate consideration received (or under
      Section 2.07(b) deemed to have been received) by the corporation for such additional shares of Common Stock..

               (b) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply:

                  (i) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued for a consideration equal to the consideration received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby, but no further adjustment to the Exercise Price shall be made for the actual issuance of Common Stock upon the exercise of such options or rights in accordance with their terms;

                  (ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued for a consideration equal to the consideration received by this corporation for any such securities and related options or rights, plus the additional consideration, if any, to be received by this corporation upon the conversion or exchange of such securities or the exercise of any related options or rights, but no further adjustment to the Exercise Price shall be made for the actual issuance of Common Stock upon the conversion or exchange of such securities in accordance with their terms;

                  (iii) if such options, rights or convertible or exchangeable securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to this corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such increase or decrease becoming effective, be recomputed to reflect such increase or decrease with respect to such options, rights and securities not already exercised, converted or exchanged prior to such increase or decrease becoming effective, but no further adjustment to the Exercise Price shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities in accordance with their terms;

                  (iv) upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price shall promptly be readjusted to such Exercise Price as would have been obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

      Section 2.08 Calculation of Consideration. In the case of an issue of additional shares of Common Stock for cash, the consideration received by the Company shall be deemed to be the net cash proceeds received for such shares. In the case of an issue of additional shares of Common Stock for noncash consideration, the Company's Board of Directors shall determine the value of such consideration and such determination, unless shown by the Holder to have been made other than in good faith, shall be conclusive.

      Section 2.09 Record Date. In the event that the Company shall not take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in Common Stock, then such record date shall be deemed for the purposes of this Article II to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend.


      Section 2.10 Officer's Certificate. Whenever the Exercise Price shall be adjusted as provided in this Article II, the Company shall forthwith file with its Secretary and retain in the permanent records of the Company, an officer's certificate showing the adjusted Exercise Price determined as provided in this
Article II, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional or fewer shares of Common Stock, and such other facts as may be reasonably necessary to show the reason for and the method of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder.

      Section 2.11 Notice of Adjustment. Upon any adjustment of the number of shares that may be issued upon exercise of this Warrant or the Exercise Price, the Company shall give notice thereof to the Holder, which notice shall state the increase or decrease, if any, in the number of shares that may be issued upon the exercise of this Warrant and the Exercise Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      Section 2.12 Definition of "Common Stock". As used in this Article II, the term "Common Stock" shall mean and include all of the Company's authorized Common Stock of any class as constituted on the date of this Warrant as set forth below, and shall also include any capital stock of any class of the Company thereafter authorized that shall not be limited to a fixed sum or stated value in respect of the rights of the holders thereof to participate in dividends or the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

      Section 2.13 Exclusion of Certain Stock. Notwithstanding anything in this
Article II, no adjustment of the Exercise Price or the number of shares to be issued upon exercise of this Warrant shall be made upon, (i) the grant of options under any stock option plan of the Company now existing or hereafter adopted by the Company (as any such plan may be amended from time to time) or
(ii) the issuance of shares of Common Stock upon the exercise of options granted under any such plan.


                                  ARTICLE III.

                              TRANSFER RESTRICTIONS

      Section 3.01 Securities Law Transfer Restrictions. By taking and holding this Warrant, the Holder (i) acknowledges that neither this Warrant nor any shares of Common Stock that may be issued upon exercise of this Warrant have been registered under the Securities Act or any applicable state securities or blue sky law (collectively, "Securities Laws"); (ii) agrees not to sell, transfer or otherwise dispose of this Warrant, and agrees not to sell, transfer or otherwise dispose of any such shares of Common Stock without registration unless the sale, transfer or disposition of such shares can be effected without registration and in compliance with the Securities Laws; and (iii) agrees not to sell, transfer or otherwise dispose of this Warrant or any portion thereof or interest therein except as otherwise expressly permitted herein. No part of this Warrant or any portion thereof or interest therein may be transferred, whether voluntarily, involuntarily or by operation of law, except to a Permitted Transferee as hereinafter defined. "Permitted Transferee" shall mean a transferee or assignee that (a)(i) is an entity as to which the Holder is the beneficial owner of at least a majority of the equity therein and the Holder has voting control thereover, (ii) is a member of the Holder's family or a trust for the benefit of an individual Holder or (iii) a successor by inheritance or in testate succession to any interest in this Warrant or any portion thereof and
(b) accepts by written instrument reasonably acceptable to the Company each of the terms and conditions that govern this Warrant. Any certificate for shares of Common Stock issued upon exercise of this Warrant shall bear an appropriate legend describing the foregoing restrictions, unless such shares of Common Stock have been effectively registered under the applicable Securities Laws.

      Section 3.02 Provision of Information by Holder. The Holder shall make available to the Company such written information, presented in form and content satisfactory to the Company, as the Company may reasonably request, from time to time, in order to make the determination provided for in Section 3.01.


                                   ARTICLE IV.

                                  MISCELLANEOUS

      Section 4.01 Transfer of Warrants. No right or interest in this Warrant shall be transferable except as provided in Article III.

      Section 4.02 Notices. Any notice or communication to be given pursuant to this Warrant shall be in writing and shall be delivered in person or by certified mail, return receipt requested, in the United States mail, postage prepaid. Notices to the Company shall be addressed to the Company's principal office. Notices to the Holder shall be addressed to the Holder's address as reflected in the records of the Company. Notices shall be effective upon delivery in person, or, if mailed, at midnight on the fifth business day after mailing.

      Section 4.03 No Shareholder Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

      Section 4.04 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Washington.

      Section 4.05 Headings; Interpretation. The section headings used herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Warrant. When used in this Warrant, the term "including" shall mean "including, without limitation."

      Section 4.06 Successors. The covenants, agreements and provisions of this Warrant shall bind the parties hereto and their respective successors and permitted assigns.

      Section 4.07 Integrated Agreement; Modification. This Warrant is a complete statement of the agreement of the parties with respect to the subject matter hereof and may be modified only by written instrument executed by the parties.

      Section 4.08 Promissory Note & Loan Agreement. This Warrant has been issued pursuant to that certain Promissory Note & Loan Agreement between the Company and the Holder dated as of May 6, 2001 (the "Note"). Upon a

Rescission Request (as defined in the Note), this Warrant including all rights granted hereunder shall, without further act or notice by any party, be cancelled and be deemed to be of no further force or effect.



                            [Signature on next page]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be issued effective as of the ____ day of May, 2001.



                                 SAF-T-HAMMER CORPORATION, a Nevada
                                 corporation

                                 By:    _______________________________
                                 Name:  _______________________________
                                 Its:   _______________________________

                                    Exhibit A
                                SUBSCRIPTION FORM
                 (To be Executed only upon Exercise of Warrant)

      The undersigned registered owner of this Warrant irrevocably exercises this Warrant and purchases __________ shares of Common Stock of Saf-T-Hammer Corporation, a Nevada corporation, that may be issued under this Warrant and herewith delivers the sum of $____________ in full payment of the Exercise Price for such shares, all on the terms and conditions specified in this Warrant. Such shares are to be delivered to such holder at the address reflected in the records of the Company unless contrary instructions are herein given.

Deliver certificates to:

________________________

Dated:____________      __________________________________________
                        (Signature of Registered Owner)

                        __________________________________________
                        (Street Address)

                        __________________________________________
                        (City)   (State)  (Zip Code)

                                    EXHIBIT B



                         NOTICE OF NET ISSUANCE EXERCISE

To:   Saf-T-Hammer Corporation

The undersigned hereby irrevocably elects to convert the attached Warrant into such number of shares of Common Stock of Saf-T-Hammer Corporation (the "COMPANY") as is determined pursuant to Section 1.02 of the attached Warrant. The undersigned requests that certificates for such net issuance shares be issued in the name of and delivered to the address of the undersigned, at the address stated below. The undersigned agrees with and represents to the Company that said shares of Common Stock of the Company are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended.

Dated:  ____________________

Name of Holder of Warrant:  ______________________________________________
                                                (please print)
Address:  ________________________________________________________________

Signature:  ______________________________________________________________